UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 5, 2015

VISION-SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction	(Registration number)	(IRS employer
of incorporation)	identification no.)	identification no.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (845) 365-0600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 5, 2015, Vision-Sciences, Inc, (the "Company") received a notification letter from the Listing Qualifications Department of The NASDAQ Stock Market ("NASDAQ") indicating that, for the last 30 consecutive business days, the bid price for the Company's common stock has closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under NASDAQ Marketplace Rule 5550(a)(2).

In accordance with NASDAQ Marketplace Rule 5810(c)(3), the Company has 180 calendar days, or until Tuesday, August 4, 2015, to regain compliance with the minimum $1.00 price per share requirement. To regain compliance, anytime before Tuesday, August 4, 2015, the bid price of the Company's common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. NASDAQ's notification letter has no effect on the listing of the Company's common stock at this time.

On August 4, 2015, if the Company meets The Nasdaq Capital Market initial listing criteria set forth in NASDAQ Marketplace Rule 5505, except for the minimum bid price requirement, it may be provided with an additional 180 calendar day compliance period to demonstrate compliance. If the Company is not eligible for an additional compliance period at that time, NASDAQ will provide the Company with written notification that its common stock will be delisted. Upon such notice, the Company may appeal the NASDAQ Staff's determination to a Nasdaq Listing Qualifications Panel pursuant to the procedures set forth in the applicable NASDAQ Marketplace Rules. There can be no assurance that, if the Company appeals the NASDAQ Staff's determination, such appeal would be successful.

The Company is currently evaluating its alternatives to resolve this listing deficiency. There can be no assurance that the Company will be able to regain compliance with applicable NASDAQ listing requirements.

On January 27, 2015, the Company filed with the Securities and Exchange Commission a registration statement on Form S-4 that includes a preliminary joint proxy statement of the Company and Uroplasty, Inc. relating to a special meeting of stockholders on a date to be determined. One of the proposals that the Company intends to submit to its stockholders at the special meeting is an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s common stock. The Company believes that, if the stockholders approve such proposal, the Company’s board of directors will able to effect a reverse stock split that would raise the bid price on the Company’s common stock above $1.00 per share so that the Company would regain compliance with applicable NASDAQ listing requirements. There can be no assurance, however, that the Company will be able to regain compliance with such requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 6, 2015

VISION-SCIENCES, INC.

By:	/s/ Gary Siegel
Name: Gary Siegel
Title: Vice President, Finance